EXHIBIT 21 - SUBSIDIARIES OF OUR COMPANY
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Entity	Organized Under Laws of

Parent Entity
American Axle & Manufacturing Holdings, Inc.	Delaware

Subsidiary Entities (1)
AAM Auto Component (India) Private Limited	India
AAM Casting Corp.	Delaware
AAM Commercial & Trading (Shanghai) Co., Ltd.	China
AAM Distribution Company, Inc.	Delaware
AAM do Brasil Ltda.	Brazil
AAM Eisenach Driveline GmbH	Germany
AAM Germany GmbH	Germany
AAM India Manufacturing Corporation Private Limited	India
AAM International Holdings, Inc.	Delaware
AAM International S.ár.l.	Luxembourg
AAM Investment Management (Shanghai) Co., Ltd.	China
AAM Luxembourg S.ár.l.	Luxembourg
AAM Maquiladora Mexico S. de R.L. de C.V.	Mexico
AAM Mexico Holdings, LLC	Delaware
AAM Poland Sp. z o. o.	Poland
AAM Powder Metal Components, Inc.	Ohio
AAM Travel Services, LLC	Michigan
AccuGear, Inc.	Delaware
Albion Automotive (Holdings) Limited	Scotland
Albion Automotive Limited	Scotland
American Axle & Manufacturing (Thailand) Co., Ltd.	Thailand
American Axle & Manufacturing de Mexico Holdings S. de R.L. de C.V.	Mexico
American Axle & Manufacturing de Mexico S. de R.L. de C.V.	Mexico
American Axle & Manufacturing Korea, Inc.	Korea
American Axle & Manufacturing, Inc.	Delaware
ASP Grede Intermediate Holdings LLC	Delaware
ASP HHI Holdings, Inc.	Delaware
Auburn Hills Manufacturing, Inc.	Delaware
Bearing Holdings, LLC	Delaware
Changshu AAM Automotive Driveline High Technology Manufacturing Co., Ltd.	China
Colfor Manufacturing, Inc.	Delaware
e-AAM Driveline Systems AB	Sweden
HHI FormTech, LLC	Delaware
Impact Forge Group, LLC	Delaware
Jernberg Industries, LLC	Delaware
Kyklos Bearing International, LLC	Delaware
Kyklos Holdings, LLC	Delaware
MD Investors Corporation	Delaware
Metaldyne (Suzhou) Automotive Components Co., Ltd	China
Metaldyne Componentes Automotivos do Brasil Ltda.	Brazil
Metaldyne Europe S.ár.l.	Luxembourg
Metaldyne GmbH	Germany
Metaldyne Grundstrücks GbR	Germany
Metaldyne Hong Kong Limited	Hong Kong
Metaldyne International (UK) Ltd	United Kingdom
Metaldyne International France	France
Metaldyne International Spain, S.L.	Spain
Metaldyne Korea Limited	Korea
Metaldyne M&A Bluffton, LLC	Delaware
Metaldyne Mauritius Limited	Mauritius
Metaldyne Netherlands Sintered Holdings B.V.	Netherlands
Metaldyne Nürnberg GmbH	Germany

EXHIBIT 21 - SUBSIDIARIES OF OUR COMPANY
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Metaldyne Oslavany, spol. s.r.o.	Czech Republic
Metaldyne Performance Group Inc.	Delaware
Metaldyne Powertrain Components, Inc.	Delaware
Metaldyne Sintered Components España, S.L.	Spain
Metaldyne Sintered Components Mexico, S. de R.L. de C.V.	Mexico
Metaldyne Sintered Ridgway, LLC	Delaware
Metaldyne SinterForged Products, LLC	Delaware
MetaldyneLux S.ár.l.	Luxembourg
MPG México, S. de R.L. de C.V.	Mexico
MSP Industries Corporation	Michigan
Neumayer Tekfor Automotive Brasil Ltda.	Brazil
Neumayer Tekfor Engineering GmbH	Germany
Neumayer Tekfor GmbH	Germany
Neumayer Tekfor Japan Co. Ltd.	Japan
Neumayer Tekfor Rotenburg GmbH	Germany
Neumayer Tekfor Schmölin GmbH	Germany
Novocast, S. de R. L. de C.V.	Mexico
Oxford Forge, Inc.	Delaware
Punchcraft Machining and Tooling, LLC	Delaware
Tekfor Brasov S.R.L.	Romania
Tekfor Holding GmbH	Germany
Tekfor Services GmbH	Germany
Tekfor Servicios Mexico, S.A. de C.V.	Mexico
Tekfor, Inc.	Delaware
Tekor Mexico, S.A. de C.V.	Mexico

(1) All subsidiaries set forth herein are reported in our financial statements through consolidations; there are no subsidiaries omitted from this list.